Exhibit 1.1
EXECUTION COPY
CHRYSLER FINANCIAL AUTO SECURITIZATION TRUST 2010-A
0.69% ASSET BACKED NOTES, CLASS A-2
0.91% ASSET BACKED NOTES, CLASS A-3
1.65% ASSET BACKED NOTES, CLASS B
2.00% ASSET BACKED NOTES, CLASS C
3.52% ASSET BACKED NOTES, CLASS D
CHRYSLER FINANCIAL SERVICES AMERICAS LLC
UNDERWRITING AGREEMENT
September 24, 2010
Barclays Capital Inc.,
   as an Underwriter and Representative of the
   several Underwriters identified on Schedule I
   hereto 745 Seventh Avenue, 5th Floor
New York, New York 10019
     Ladies and Gentlemen:
     1. Introductory. Chrysler Financial Services Americas LLC, a Michigan limited liability company (“CFSA” or the “Depositor”), proposes to cause Chrysler Financial Auto Securitization Trust 2010-A (the “Trust”) to issue and sell $720,000,000 principal amount of its 0.69% Asset Backed Notes, Class A-2 (the “Class A-2 Notes”), $318,891,000 principal amount of its 0.91% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”), $82,983,000 principal amount of its 1.65% Asset Backed Notes, Class B (the “Class B Notes”), $80,882,000 principal amount of its 2.00% Asset Backed Notes, Class C (the “Class C Notes”), and $109,244,000 principal amount of its 3.52% Asset Backed Notes, Class D (the “Class D Notes” and, together with the Class A-2 Notes, The Class A-3 Notes, the Class B Notes, and the Class C Notes, the “Offered Notes”) to the several Underwriters identified on Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as Representative (the “Representative”). The Trust also will issue 688,000,000 principal amount of its 0.33579% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), and Asset Backed Notes, Class E (the “Class E Notes” and, together with the Offered Notes and the Class A-1 Notes, the “Notes”) which Class E Notes will be purchased by an affiliate of the Depositor on the Closing Date (as defined below). The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts and direct retail loans (the “Receivables”) and the related collateral. The Receivables will be sold to the Trust by the Depositor. The Receivables will be serviced for the Trust by CFSA (in such capacity, the “Servicer”). The Notes will be issued pursuant to an Indenture to be dated as of September 29, 2010 (as amended and supplemented from time to time, the “Indenture”), between the Trust and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”).
Simultaneously with the issuance and sale of the Notes as contemplated herein, Chrysler Residual Holdco LLC, a Delaware limited liability company (the “Company”), will acquire the beneficial interest in the Trust, pursuant to the Purchase Agreement to be dated as of September 29, 2010 (as amended and supplemented from time to time, the “Purchase Agreement”) between the Depositor and the Company. Such beneficial interest shall be in the form of certificates issued by the Trust.
Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement to be dated as of September 29, 2010 (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), among the Trust, CFSA, as Seller and Servicer, and Wells Fargo Bank, National Association, as backup servicer (the “Backup Servicer”) or, if not defined therein, in the Indenture or the Amended and Restated Trust Agreement to be dated as of September 29, 2010 (as amended and supplemented from time to time, the “Trust Agreement”), between the Depositor and U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee”).
At or prior to the time when sales to purchasers of the Offered Notes were first made by the Underwriters, which was approximately 2:08 p.m. on September 24, 2010 (the “Time of Sale”), the Depositor had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus Supplement dated September 20, 2010 to the Prospectus dated September 20, 2010, together with such Prospectus (as defined below) (together with the information referred to under the caption “Static Pool Data” therein regardless of whether it is deemed a part of the Registration Statement (as defined below) or Prospectus, the “Preliminary Prospectus”), considered together with the Free Writing Prospectus, dated September 20, 2010 (the “Ratings Free Writing Prospectus”) and the amount and price to the public of the Offered Notes on the second page of the Final Term Sheet. If, at or subsequent to the Time of Sale and prior to the Closing Date (as defined below), such information included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Offered Notes may terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the “Securities Act”)) for any Offered Notes and the Underwriters enter into new Contracts of Sale with investors in the Offered Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Depositor and the Representative that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.
     2. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with, each Underwriter that:
     (a) A registration statement on Form S-3 (No. 333-163025) relating to asset backed notes and certificates, including the Offered Notes, has been filed by Depositor with the

Securities and Exchange Commission (the “Commission”) and has become effective on December 17, 2009, and is still effective as of the date hereof under the Securities Act. The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”) a prospectus supplement dated September 24, 2010 (together with information referred to under the caption “Static Pool Data” therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the “Prospectus Supplement”) to the prospectus dated September 20, 2010, relating to the Offered Notes and the method of distribution thereof. Copies of such registration statement, any amendment or supplement thereto, such prospectus, the Preliminary Prospectus and the Prospectus Supplement have been delivered to you. Such registration statement, including exhibits thereto, and such prospectus, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively. The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied. The Depositor has filed the Preliminary Prospectus and it has done so within the applicable period of time required under the Securities Act and the Rules and Regulations.
     (b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder. The Registration Statement, as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2) and any amendment thereto, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in the three preceding sentences do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) that information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters’ Information (as defined below). The Indenture has been qualified under the Trust Indenture Act. “Underwriters’ Information” consists solely of the five sentences after the first table under the caption “Underwriting” in the Preliminary Prospectus Supplement and the five sentences after the first table and the table following such five sentences under the caption “Underwriting” in the Prospectus Supplement.

     (c) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Free Writing Prospectus (as defined below) disseminated by the Depositor does not conflict with the information contained in any of the documents comprised in the Time of Sale Information; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.
     (d) This Agreement has been duly authorized, executed and delivered by the Depositor.
     (e) The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement or any other agreement, as applicable, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Trust entitled to the benefits provided by the Indenture, under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Trust and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Notes and the Indenture will conform to the descriptions thereof in the Time of Sale Information and the Prospectus.
     (f) The Depositor’s assignment and delivery of the Receivables to the Trust will vest in the Trust all of the Depositor’s right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.
     (g) The Trust’s assignment of the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.
     (h) None of the Depositor, the Company or the Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and none of the Depositor, the Company or anyone acting on behalf of the Depositor or the Company has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act, nor will the Depositor or the Company act, nor has either of them authorized, nor will either of them authorize, any person to act in such a manner.
     (i) The Depositor is not, and on the date on which the first bona fide offer of the Offered Notes was made was not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

     (j) The Receivables are tangible chattel paper, as defined in the UCC, and no Receivables are electronic chattel paper, as defined in the UCC.
     (k) The Depositor has executed and delivered a written representation to each “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) (each, an “NRSRO”) hired to rate the Notes that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 (“Rule 17g-5”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it has complied in all material respects with each such representation.
     3. [Reserved]
     4. Purchase, Sale, and Delivery of the Offered Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth: (i) the Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust at a purchase price of 99.74803% of the principal amount thereof, the respective principal amount of the Class A-2 Notes set forth opposite the name of such Underwriter on Schedule I hereto, (ii) the Depositor agrees to cause the Trust to sell to you, and you agree to purchase from the Trust at a purchase price of 99.64621% of the principal amount thereof, the respective principal amount of the Class A-3 Notes set forth opposite your name on Schedule I hereto, (iii) the Depositor agrees to cause the Trust to sell to you, and you agree to purchase from the Trust at a purchase price of 99.54938% of the principal amount thereof, the respective principal amount of the Class B Notes set forth opposite your name on Schedule I hereto, (iv) the Depositor agrees to cause the Trust to sell to you, and you agree to purchase from the Trust at a purchase price of 99.44201% of the principal amount thereof, the respective principal amount of the Class C Notes set forth opposite your name on Schedule I hereto and (v) the Depositor agrees to cause the Trust to sell to you, and you agree to purchase from the Trust at a purchase price of 99.33780% of the principal amount thereof, the respective principal amount of the Class D Notes set forth opposite your name on Schedule I hereto. Delivery of and payment for the Offered Notes shall be made at the office of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, on September 29, 2010 (the “Closing Date”). Delivery of the Offered Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor. The Offered Notes to be so delivered will be represented initially by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances.
     5. Offering by Underwriters. It is understood that, after the Registration Statement becomes effective, the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.
     6. Written Communications.
     (a) The following terms have the specified meanings for purposes of this Agreement:

     (i) “Free Writing Prospectus” means and includes any information relating to the Offered Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.
     (ii) “Issuer Information” means “issuer information” as defined in Rule 433(h)(2) and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 of the Securities Act, including without limitation (1) any such information contained in any Underwriter Free Writing Prospectus (as defined below) (for the avoidance of doubt, other than Underwriters’ Information) and (2) information in the Preliminary Prospectus that is used to calculate or create any Derived Information.
     (iii) “Derived Information” means written information regarding the Offered Notes of the type described in clause (5) of footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriters.
     (b) The Depositor will not disseminate to any potential investor any information relating to the Offered Notes that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information, any information included in that certain “road show” (as defined in Rule 433(h) under the Securities Act) dated September 21, 2010 (the “Road Show”) and the Prospectus, unless the Depositor has obtained the prior consent of the Representative.
     (c) Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Offered Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Securities Act.
     (d) Each Underwriter Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

     (e) In the event the Depositor becomes aware that, as of any Time of Sale, any Time of Sale Information with respect thereto contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in the light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Depositor shall promptly notify the Representative of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Representative, prepare and deliver to the Underwriters a Corrected Prospectus.
     (f) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:
     (i) Other than the Time of Sale Information, any Road Show and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information contemplated by Rule 134 under the Securities Act and included or to be included in the Preliminary Prospectus or the Prospectus, including but not limited to, information relating to the class, size, weighted average life, rating, expected final payment date, legal maturity date, and/or the final price of the Offered Notes, as well as a column or other entry showing the status of the subscriptions for the Offered Notes and/or expected pricing parameters of the Offered Notes, (2) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus previously filed with the Commission or other written communication containing no more than the following: information contemplated by Rule 134 under the Securities Act and included or to be included in the Preliminary Prospectus or the Final Prospectus, as well as a column or other entry showing weighted average life, the status of the subscriptions for the Offered Notes and/or expected pricing parameters of the Offered Notes and (3) Derived Information prepared by or on behalf of an Underwriter (each such written communication, an “Underwriter Free Writing Prospectus”); (ii) unless otherwise consented to by the Depositor, no such Underwriter Free Writing Prospectus shall be conveyed to prospective investors if, as a result of such conveyance, the Depositor or the Trust shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the

Securities Act other than the filing of the final terms of the Offered Notes pursuant to Rule 433(d)(5) of the Securities Act; and (iii) each Underwriter will be permitted to provide confirmations of sale.
     (ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Underwriter Free Writing Prospectuses they have used but which are not required to be filed for the required period.
     (iii) Prior to entering into any Contract of Sale, it shall convey the Time of Sale Information to the prospective investor.
     (iv) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) provide the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to agree to purchase the Offered Notes on the terms described in the Corrected Prospectus.
     (v) Each Underwriter will deliver to the Depositor any Underwriter Free Writing Prospectus required to be filed with the Commission immediately following its first use (except as otherwise agreed by the Depositor), except that the Representative agrees to provide to the Depositor all final pricing information as soon as practicable on the day the Offered Notes are priced.
     (vi) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Offered Notes to the public in that Relevant Member State other than:
          (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
          (B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than

€43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
          (C) at any time, to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Depositor; or
          (D) in any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided that in each of clauses (A) through (D) above, no such offer of the Offered Notes shall require the Depositor, the Trust or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
     For purposes of this provision, the expression an “offer of the Offered Notes to the public” in relation to the notes of any series in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the Offered Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. As of the date hereof, the countries comprising the European Economic Area are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.
     (vii) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust.
     (viii) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.
     (g) In the event that any Underwriter shall incur any costs to any investor in connection with the reformation of the Contract of Sale with such investor that received a Defective Prospectus, the Depositor agrees to reimburse such Underwriter for such costs.
     (h) The Depositor shall file with the Commission any Free Writing Prospectus delivered to investors in accordance with this Section 6 as the Depositor is required to file under the Securities Act and the Rules and Regulations, and shall do so within the applicable period of time required under the Securities Act and the Rules and Regulations. The Depositor shall file with the Commission the final terms of the Offered Notes pursuant to Rule 433(d)(5) of the Securities Act (such filing, the “Final Term Sheet”).
     (i) Each Underwriter, severally and not jointly, (A) represents to the Depositor that it has not provided, as of the date of this Agreement, and covenants with the Depositor that it will not provide, on or prior to the Closing Date, to any NRSRO any information, written or oral, for the purpose of determining an initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of the Depositor, and (B) covenants with the Depositor that, for so long as it is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) in respect of the Notes, it will not provide to any NRSRO any information, written or oral, for the purpose of undertaking credit rating surveillance on the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(D)), without the prior consent of the Depositor.
     7. Covenants of the Depositor. The Depositor covenants and agrees with each of the Underwriters that:
     (a) Prior to the termination of the offering of the Offered Notes, the Depositor will not file any amendment of the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus unless the Depositor has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Depositor will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.
     (b) The Depositor will advise you promptly of any proposal to amend or supplement the Registration Statement as filed or the Preliminary Prospectus or the Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Depositor will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Preliminary Prospectus or the Prospectus or for any additional information; and the Depositor also will advise you promptly of the effectiveness of any amendment to the Registration Statement, when the Preliminary Prospectus and the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.
     (c) If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Securities Act (or in lieu thereof, a notice provided pursuant to Rule 173(a) under the Securities Act), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Depositor promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the first sentence of paragraph (a) of this Section 7, an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.
     (d) As soon as practicable, but not later than fourteen months after the Closing Date, the Depositor will cause the Trust to make generally available to holders of the Offered Notes an earnings statement of the Trust covering a period of at least twelve months beginning after the Closing Date that will satisfy the provisions of Section 11(a) of the Securities Act.
     (e) The Depositor will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.
     (f) The Depositor will arrange for the qualification of the Offered Notes for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that in connection therewith the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) For a period from the date of this Agreement until the retirement of the Offered Notes or until such time as the Underwriters shall cease to maintain a secondary market in the Offered Notes, whichever occurs first, upon your request, the Depositor will deliver to you the annual statements of compliance, the assessments of compliance with servicing criteria and the annual independent certified public accountants’ attestation reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.
     (h) So long as any of the Offered Notes is outstanding, upon your request, the Depositor will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to holders of the Offered Notes or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

     (i) On or before the Closing Date, CFSA shall cause its computer records relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables and, from and after the Closing Date, CFSA shall not take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.
     (j) To the extent, if any, that the ratings provided with respect to the Notes by the NRSRO or NRSROs that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish such documents and take any such other actions.
     (k) For the period beginning on the date of this Agreement and ending on the Closing Date, unless waived by the Underwriters, neither the Depositor nor any trust originated, directly or indirectly, by the Depositor will offer to sell or sell notes (other than the Notes) collateralized by, or certificates evidencing an ownership interest in, receivables generated pursuant to retail automobile or light duty truck installment sale contracts in such a manner as would constitute a public offering to persons in the United States.
     (l) The Depositor will comply with the representation made by it regarding the Offered Notes to each NRSRO hired to rate the Offered Notes pursuant to paragraph (a)(3)(iii) of Rule 17g-5.
     8. Payment of Expenses. The Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Offered Notes to the Underwriters, (iv) the fees and disbursements of the Depositor’s counsel and accountants, (v) the fees and expenses of counsel to the Underwriters, (vi) the qualification of the Offered Notes under securities laws in accordance with the provisions of Section 7(f), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto and of the Preliminary Prospectus, the Prospectus and Final Term Sheet, (viii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Notes, (ix) any fees charged by NRSROs for the rating of the Notes, (x) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc. and (xi) the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP in its role as counsel to the Trust incurred as a result of providing the opinions required by Section 9.
     9. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Depositor (as to itself and the Trust) herein, to the accuracy of the statements of officers of the Depositor (as to itself and the Trust) made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

     (a) The Prospectus and any supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and Section 7(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or overtly threatened or, to the knowledge of the Depositor or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.
     (b) On or prior to the Closing Date, you shall have received letters, dated as of the date hereof and the Closing Date, respectively, of KPMG LLP, certified public accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.
     (c) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred (i) any change or any development involving a prospective change in or affecting particularly the business or properties of the Trust, the Depositor or the Company which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Offered Notes or makes it impractical or inadvisable to market the Offered Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of the Depositor on any exchange or in the over the counter market, (iv) any banking moratorium declared by federal or New York authorities; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency or any change in the financial markets if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity, emergency or any change makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes or (vi) a material disruption has occurred in securities settlement or clearance services in the United States.
     (d) You shall have received an opinion of in-house counsel in the office of the General Counsel of CFSA and the Company, addressed to you and the Indenture Trustee, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel, to the effect that:
     (i) CFSA has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan with full power and authority to own its properties and conduct its business as presently conducted by it, except where the failure to have such organizational power and authority would not have a material adverse effect on its ability to perform under the Basic Documents (as defined below) to which it is a party, and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Trust Agreement, and the Administration Agreement, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and service the Receivables.
     (ii) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full power and authority to own its properties and conduct its business as presently conducted by it, except where the failure to have such organizational power and authority would not have a material adverse effect on its ability to perform under the Basic Documents to which it is a party, and to enter into and perform its obligations under the Purchase Agreement.
     (iii) Each of CFSA and the Company is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which it does business and in which failure to qualify or to obtain such licenses or approvals would render any Receivable unenforceable by the Depositor, the Owner Trustee or the Indenture Trustee and except where the failure to be so qualified or licensed would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party.
     (iv) The direction by the Depositor to the Indenture Trustee to authenticate the Notes has been duly authorized by the Depositor. The Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by CFSA.
     (v) This Agreement has been duly authorized, executed and delivered by CFSA.
     (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.
     (vii) Neither the transfer of the Receivables from the Depositor to the Trust, nor the assignment of the Owner Trust Estate to the Trust, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery of this Agreement, the Purchase Agreement, the Trust Agreement, the Administration Agreement, or the Sale and Servicing Agreement by CFSA, nor the execution and delivery of the Purchase Agreement by the Company, nor the consummation of any transactions contemplated in this Agreement, the Purchase Agreement, the Trust Agreement, the Indenture, the Administration Agreement or the Sale and Servicing Agreement (such agreements, excluding this Agreement, being, collectively, the “Basic Documents”), nor the fulfillment of the terms thereof by CFSA, the Company or the Trust, as the case may be, will conflict with, or result in a material breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of organization or operating agreement of CFSA or the Company, or of any indenture or other material agreement or instrument to which CFSA or the Company is a party or by which any of them is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to CFSA or the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over any of them, or result in the creation of any lien upon any material property or assets of CFSA (other than pursuant to the Basic Documents).
     (viii) There are no actions, proceedings or investigations pending or, to the best of such counsel’s knowledge after due inquiry, threatened before any court, administrative agency, body or official, arbitrator or other tribunal (1) asserting the invalidity of the Trust, any of the Basic Documents or the Notes, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, (3) that might materially and adversely affect the performance by CFSA of its obligations under, or the validity or enforceability of, this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, or the Administration Agreement, (4) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Purchase Agreement, or (5) that might materially and adversely affect the performance by the Trust of its obligations under, or the validity or enforceability of, the Notes.
     (ix) To the best knowledge of such counsel and except as set forth in the Prospectus (and any supplement thereto), no material default exists and no event has occurred which, with notice, lapse of time or both, would constitute a material default in the due performance and observance of any term, covenant or condition of any material agreement to which the Depositor or the Company is a party or by which any of them is bound, which material default has or would have a material adverse effect on the financial condition, earnings, prospects, business or properties of the Depositor and its subsidiaries, taken as a whole.
     (x) Nothing has come to such counsel’s attention that would lead such counsel to believe that the representations and warranties of (x) the Company contained in the Purchase Agreement are other than as stated therein or (y) CFSA contained in this Agreement, the Trust Agreement, the Purchase Agreement or the Sale and Servicing Agreement are other than as stated therein.

     (xi) The Depositor is the sole owner of all right, title and interest in, and has good and marketable title to, the Receivables and the other property to be transferred by it to the Trust. The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Sale and Servicing Agreement, vests in the Trust all interests that are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances except as specifically permitted pursuant to the Sale and Servicing Agreement or any other Basic Document.
     (xii) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Michigan (the “UCC”) is applicable (without regard to conflict of laws principles) and assuming that the security interest created by the Sale and Servicing Agreement in the Receivables has been duly created and has attached, upon the filing of a UCC-1 financing statement with the Secretary of State of the State of Michigan, the Trust will have a perfected security interest in the Seller’s rights in such Receivables and the proceeds thereof, and such security interest will be prior to any other security interest granted by the Seller that is perfected solely by the filing of a financing statement under the UCC, excluding: (a) purchase money security interests under Section 9-324 of the UCC; and (b) temporarily perfected security interests in proceeds under Section 9-315 of the UCC, subject to the proviso that the Trust may not have a perfected security interest in the Vehicles in some states because certificates of title to the Financed Vehicles will not be amended to reflect the assignment to the Trust. No filing or other action, other than the filing of the UCC-1 financing statement with the Secretary of State of the State of Michigan referred to above, and the filing of continuation statements at five year intervals, is necessary to perfect and maintain the interest or the security interest of the Trust in the Receivables, the security interests in the Financed Vehicles securing the Receivables, and the proceeds of each of the foregoing against third parties. Notwithstanding any other statements in this opinion, such counsel does not express any opinion as to the perfection or priority of any security interest in (i) receivables other than the Receivables transferred to the Trust on the Closing Date or (ii) proceeds except for identifiable proceeds, subject, however, to the limitations of Section 9-315 of the UCC; and such counsel does not express any opinion as to the certain circumstances described in Sections 9-320 and 9-330 of the UCC wherein purchasers of Financed Vehicles or Receivables may take the Financed Vehicles or Receivables free of a perfected security interest, as to certain circumstances described in Sections 9-303, 9-316, 9-317 and 9-337 where a Financed Vehicle may have been relocated, or where a Financed Vehicle becomes subject to a mechanic’s lien, tax lien, or confiscation by government authorities under certain circumstances. In addition, such counsel has assumed that (i) no financing statement, amendment, or termination statement, other than the financing statement listing CFSA or the Trust as debtor or seller and describing any portion of the Trust Estate, has been filed with the Secretary of State of the State of Michigan since the date and time any Article 9 UCC search was performed as a part of this transaction and (ii) the requirements of Section 9-104 of the UCC have been complied with.
     (xiii) The Receivables are tangible chattel paper, as defined in the UCC.
     (xiv) The statements in the Preliminary Prospectus and the Prospectus under the headings “Risk Factors — Trusts May Not Have a Perfected Security Interest in Certain Financed Vehicles” and “— Insolvency of the Depositor, Residual Holdco, or a Trust May Result in Delays, Reductions or Loss of Payments to Securityholders” and “Certain Legal Aspects of the Receivables”, to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.
     (xv) The statements contained in the Preliminary Prospectus and the Prospectus and any supplement thereto under the headings “Payments on the Notes”, “Payments on the Securities”, “Form of Securities and Transfers”, “Principal Documents”, “Sale Provisions”, “Servicing” and “The Indenture”, insofar as such statements constitute a summary of the Notes, the Indenture, the Administration Agreement, the Sale and Servicing Agreement and the Trust Agreement, constitute a fair summary of such documents.
     (xvi) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Basic Documents, except such filings with respect to the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the grant of a security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, such filings as may be required by the state securities or Blue Sky laws of the various states of the United States of America or other U.S. jurisdictions and such other approvals as have been obtained and filings as have been made.
     (xvii) Such counsel is familiar with the Depositor’s standard operating procedures relating to the Depositor’s acquisition of a perfected first priority security interest in the vehicles financed by the Depositor pursuant to retail automobile and light duty truck installment sale contracts in the ordinary course of the Depositor’s business. Assuming that the

Depositor’s standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that the Depositor has not followed or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), the Depositor has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.
     (xviii) The Depositor is not, and will not as a result of the offer and sale of the Notes as contemplated in the Prospectus (and any supplement thereto) and this Agreement become, an “investment company” as defined in the Investment Company Act or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.
     (xix) To the best of such counsel’s knowledge and information, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein.
     (xx) To the best of such counsel’s knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.
     (xxi) The Registration Statement has become effective under the Securities Act, any required filing of the Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations.
     (xxii) Such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel’s attention that would lead such counsel to believe that the Registration Statement (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need not express any view), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any view), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need express no view), at the date thereof and at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Preliminary Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no view), as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.
     (e) You shall have received an opinion of Dickinson Wright PLLC, Michigan tax counsel to CFSA, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:
     (i) the Trust will not be characterized as a corporation or a publicly traded partnership taxable as a corporation for Michigan tax purposes; and
     (ii) if the Notes are treated as debt for federal income tax purposes, then for Michigan income tax and Michigan business tax purposes, the Notes will be characterized as debt.
     (f) You shall have received an opinion addressed to you of Milbank, Tweed, Hadley & McCloy LLP, in its capacity as federal tax counsel to the Trust, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel, to the effect that (i) the statements in the Base Prospectus under the headings “Summary — Tax Status” and “Certain

Federal Income Tax Consequences” and in the Preliminary Prospectus Supplement and the Prospectus Supplement under the headings “Transaction Summary — Tax Status” and “Federal Income Tax Consequences” subject to the qualifications and limitations stated therein accurately describe the material federal income tax consequences to holders of the Notes, (ii) for federal income tax purposes, the Trust will not be an association (or publicly traded partnership) taxable as a corporation, and (iii) the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes will be characterized as indebtedness for federal income tax purposes.
     (g) You shall have received an opinion addressed to you of Orrick, Herrington & Sutcliffe LLP, in its capacity as special counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Offered Notes and such other related matters as you shall require, and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
     (h) You shall have received an opinion addressed to you of Milbank, Tweed, Hadley & McCloy LLP, in its capacity as special ERISA counsel to the Trust, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel, with respect to the characterization of the transfer of the Receivables and to the effect that the statements in the Preliminary Prospectus and the Prospectus under the headings “Summary — ERISA Considerations” and “Certain ERISA Considerations” and in the Preliminary Prospectus Supplement and the Prospectus Supplement under the heading “Transaction Summary — ERISA Considerations”, to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.
     (i) You shall have received an opinion addressed to you of Milbank, Tweed, Hadley & McCloy LLP, in its capacity as special counsel to CFSA, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel, with respect to (i) (x) the non-consolidation of the assets and liabilities of the Company with those of CFSA in the event of the bankruptcy of CFSA and (y) the non-consolidation of the assets and liabilities of the Trust with those of the Company in the event of the bankruptcy of the Company, and (ii) the transfer of the receivables from the Depositor to the Trust as a true sale of the receivables. You shall have received an opinion addressed to you of Milbank, Tweed, Hadley & McCloy LLP, in its capacity as special counsel to the Trust, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel, with respect to the enforceability of this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Administration Agreement (the “Opinion Documents”), the enforceability of the Notes, the governmental consents or filings required in connection with the execution, delivery and performance of the Opinion Documents and the issuance of the Notes, the creation of valid and enforceable security or ownership interests created under the Indenture and the perfection of the security interests created under the Indenture, the absence of a requirement to register the

Depositor and the Issuer under the Investment Company Act and such other customary legal matters as you may request.
     (j) You shall have received a negative assurance letter addressed to you from Milbank, Tweed, Hadley & McCloy LLP, in its capacity as special counsel to the Trust, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel.
     (k) You shall have received an opinion addressed to you of Richards, Layton & Finger, P.A., in its capacity as special Delaware counsel to the Trust, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel, with respect to corporate matters.
     (l) You shall have received an opinion addressed to you of Richards, Layton & Finger, P.A., in its capacity as special Delaware counsel to the Trust, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel, with respect to UCC matters.
     (m) You shall have received an opinion addressed to you and CFSA of in-house counsel of Wells Fargo Bank, National Association, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel, to the effect that:
     (i) Wells Fargo Bank, National Association has been duly organized as a national banking association under the laws of the United States in good standing, and has the requisite entity power and authority to execute and deliver each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement and to perform its obligations thereunder.
     (ii) With respect to Wells Fargo Bank, National Association, the performance of its obligations under each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal court, agency or other governmental body under any United States federal statute or regulation that in our experience is normally applicable to transactions of the type contemplated by each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.
     (iii) With respect to Wells Fargo Bank, National Association, the performance of its obligations under each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement and the consummation of the transactions contemplated thereby will not result in any breach or violation of its articles of association or bylaws.

     (iv) With respect to Wells Fargo Bank, National Association, the performance of its obligations under each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal statute or regulation that in the experience of such counsel is normally applicable to transactions of the type contemplated by each of the Indenture, the Sale and Servicing Agreement or the Administration Agreement.
     (v) With respect to Wells Fargo Bank, National Association, to the knowledge of such counsel, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it, which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Indenture, the Sale and Servicing Agreement or the Administration Agreement.
     (vi) Each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement has been duly authorized, executed and delivered by Wells Fargo Bank, National Association.
     (vii) Each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement (to the extent that the laws of the State of New York are designated therein as the governing law thereof), assuming the necessary authorization, execution and delivery thereof by the parties thereto (other than any party as to which we opine to that effect herein) and the enforceability thereof against the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against Wells Fargo Bank, National Association.
     (viii) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.
     (n) You shall have received an opinion addressed to you and CFSA of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel, to the effect that:
     (i) The Owner Trustee is duly formed and validly existing as a national banking association under the laws of the United States of America.

     (ii) The Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.
     (iii) The Owner Trustee has duly authorized, executed and delivered the Trust Agreement, and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms.
     (iv) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions contemplated thereby, is in violation of the articles of association or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the federal laws of the United States of America governing the trust powers of the Owner Trustee.
     (v) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States of America governing the trust powers of the Owner Trustee.
     (o) You shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, any Assistant Controller, the principal financial officer or the principal accounting officer of each of the Depositor (for itself and on behalf of the Trust) and a member of the Company, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of CFSA or the Company, as the case may be, contained in this Agreement and the Basic Documents to which it is a party, as applicable, are true and correct; that CFSA or the Company, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since the dates as of which information is given in the Prospectus (and any supplement thereto), no material adverse change or any development involving a prospective material adverse change in or affecting particularly the business or properties of the Trust, CFSA or the Company has occurred.
     (p) The representations and warranties of CFSA, the Company or the Trust, as the case may be, contained in this Agreement, the Trust Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Indenture, as applicable, are true and correct.

     (q) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Michigan and Delaware reflecting the transfer of the interest of the Depositor in the Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.
     (r) The Ratings Free Writing Prospectus shall have been filed with the Commission and the Representative shall have received evidence of ratings letters that assign the ratings to the Notes as specified in the Ratings Free Writing Prospectus.
     (s) The issuance of the Notes shall not have resulted in a reduction or withdrawal by any NRSRO of the current rating of any outstanding securities issued or originated by the Depositor or any of its affiliates.
     (t) On the Closing Date, the Class E Notes shall have been issued to the Company.
     (u) On the Closing Date, the Depositor shall have purchased and fully paid for all of the Class A-1 Notes.
     (v) The Indenture Trustee shall have delivered an officer’s certificate certifying that the information contained in the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act filed on a Form 8-K as an exhibit to the Registration Statement is true and correct.
     (w) All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident hereto, shall be reasonably satisfactory in form and substance to the Representative and counsel for the Representative, and the Representative and counsel for the Representative shall have received such other information, opinion, certificates and documents as they may reasonably request in writing.
The Depositor will provide or cause to be provided to you such conformed copies of such opinions, certificates, letters and documents as you reasonably request.
     (x) You shall have received an opinion addressed to you of Richards, Layton & Finger, P.A., in its capacity as special Delaware counsel to the Company, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel.
     (y) You shall have received evidence satisfactory to you and your counsel as to the release of prior liens (other than those granted under the Basic Documents) on the Receivables, including copies of all related notices, authorizations, certifications, instruments, legal opinions and UCC-3 amendments or termination statements executed or submitted for filing in connection with such release.
     10. Indemnification and Contribution. (a) The Depositor will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such

Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, in the Road Show pertaining to the offering of the Notes, in the Ratings Free Writing Prospectus, or in the Issuer Information or in any computer tape in respect of the Notes or the related receivables furnished by the Depositor, or arise out of or are based upon the omission or alleged omission to state therein (in the case of each of the Ratings Free Writing Prospectus, the Road Show pertaining to the offering of the Notes and the Issuer Information, when read together with the Preliminary Prospectus) a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from (i) any of such documents in reliance upon and in conformity with the Underwriters’ Information or (ii) any Issuer Information that was subsequently corrected in the Time of Sale Information to the extent the Underwriters failed to deliver the Time of Sale Information to applicable investors prior to the Time of Sale.
     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Depositor against any losses, claims, damages or liabilities to which the Depositor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (x) in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (y) in any Derived Information prepared by or on behalf of such Underwriter, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission (A) in the Registration Statement, the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto was made in reliance upon and in conformity with the Underwriters’ Information or (B) in the Derived Information prepared by or on behalf of such Underwriter that does not arise out of or is not based upon an error or material omission in the Issuer Information or any information contained in the Preliminary Prospectus or in any computer tape in respect of the Notes or the related receivables furnished by the Depositor to any Underwriter, and will reimburse any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. Notwithstanding anything to the contrary herein, no Underwriter shall be obligated pursuant to this subsection (b) to indemnify and hold harmless the Depositor with respect to (i) any Underwriters’ Information pertaining to another Underwriter or (ii) any Derived Information prepared by or on behalf of another Underwriter.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above, provided the indemnifying party has not been materially prejudiced by such failure to so notify. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of an indemnified party.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Offered Notes) shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Offered Notes purchased by such Underwriter hereunder and no Underwriter shall be required to contribute any amount pursuant to this subsection (d) with respect to any Derived Information prepared by or on behalf of another Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Depositor under this Section shall be in addition to any liability the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Underwriters within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor, to each officer of the Depositor who has signed the Registration Statement and to each person, if any, who controls the Depositor within the meaning of the Securities Act.
     11. Defaults of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Offered Notes hereunder on the Closing Date and arrangements satisfactory to the Representative and the Depositor for the purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Depositor, except as provided in Section 13. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     12. No Bankruptcy Petition. Each Underwriter agrees that it will not institute against, or join any person in instituting against, the Trust or the Depositor any bankruptcy, winding-up, re-organization, arrangement, insolvency or liquidation proceeding or other proceedings under any similar law until one year and one day has elapsed since the payment in full of all amounts due under all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any nationally recognized statistical rating organization; provided, however, that nothing shall preclude, or be deemed to stop, any Underwriter (i) from participating in (A) any proceeding voluntarily filed or commenced by the Trust or (B) any involuntary insolvency proceedings filed or commenced by a person other than such Underwriter, (ii) from commencing against the Trust or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding or (iii) from taking any action to prevent an impairment of any right afforded to such Underwriter under the Basic Documents which does not constitute the commencement of a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding against such entity.
     13. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or the Company or any of their officers, and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or the Depositor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 8 and the respective obligations of the Depositor and the Underwriters pursuant to Section 10 shall remain in effect. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iii), (iv) and (v) of Section 9(c)), the Depositor will reimburse any Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Notes. Nothing contained in this Section 13 shall limit the recourse of the Depositor against the Underwriters.
     14. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Barclays Capital Inc., 745 Seventh Avenue, 5th Floor, New York, New York 10019; if sent to the Depositor, will be mailed, delivered or telegraphed, and confirmed to it at Chrysler Financial Services Americas LLC, 27777 Inkster Road, Farmington Hills, Michigan 48334, Attention: Assistant General Counsel — Treasury. Any such notice will take effect at the time of receipt.
     15. Representation of Underwriters. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.
     16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligations hereunder.
     17. [Reserved]

     18. Miscellaneous. The Depositor acknowledges and agrees that (i) the purchase and sale of the Offered Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Depositor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Depositor or any other person, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Depositor or any other person with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Depositor on other matters) or any other obligation to the Depositor or any other person except the obligations expressly set forth in this Agreement, (iv) the Depositor has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) no Underwriter is advising the Depositor or any other person with respect to any legal, tax, investment, accounting or regulatory matters. The Depositor agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Depositor, in connection with such transaction or the process leading thereto.
          Notwithstanding any other provision of this Agreement, immediately after commencement of discussions with respect to the transactions contemplated hereby, the Depositor (and each employee, representative or other agent of the Depositor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Depositor relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     20. Applicable Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).
     21. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Depositor and the Underwriters, or any of them, with respect to the subject matter hereof.

     22. The Depositor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
[remainder of page intentionally blank]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

Very truly yours, CHRYSLER FINANCIAL SERVICES AMERICAS LLC
By:	/s/ L.F. Guindi
	Name:	L.F. Guindi
	Title:	Vice President and Treasurer

CFAST 2010-A — Underwriting Agreement

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first written above:
BARCLAYS CAPITAL INC.,
   as an Underwriter and Representative of the several Underwriters identified on Schedule I hereto

By:	/s/ Jay Kim
	Name:	Jay Kim
	Title:	Managing Director

CFAST 2010-A — Underwriting Agreement

SCHEDULE I
Class A-2 Notes

Principal Amount of
Underwriters	the Class A-2 Notes

Barclays Capital Inc.	$205,499,000
Citigroup Global Markets Inc.	309,002,000
Deutsche Bank Securities Inc.	205,499,000

Total	$720,000,000
Class A-3 Notes

Principal Amount of
Underwriters	the Class A-3 Notes

Barclays Capital Inc.	$91,016,000
Citigroup Global Markets Inc.	136,859,000
Deutsche Bank Securities Inc.	91,016,000

Total	$318,891,000

I-1

Class B Notes

Principal Amount of
Underwriter	the Class B Notes

Barclays Capital Inc.	$23,684,000
Citigroup Global Markets Inc.	35,615,000
Deutsche Bank Securities Inc.	23,684,000

Total	$82,983,000
Class C Notes

Principal Amount of
Underwriter	the Class C Notes

Barclays Capital Inc.	$23,085,000
Citigroup Global Markets Inc.	34,712,000
Deutsche Bank Securities Inc.	23,085,000

Total	$80,882,000
Class D Notes

Principal Amount of
Underwriter	the Class D Notes

Barclays Capital Inc.	$31,179,000
Citigroup Global Markets Inc.	46,886,000
Deutsche Bank Securities Inc.	31,179,000

Total	$109,244,000

I-2